UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

Blockchain Holdings Capital Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6540 Lusk Blvd, Suite C239, San Diego, CA 92121

(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 714-469-8873

Southeastern Holdings, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 and Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2018, Southeastern Holdings, Inc. (the “Company”) filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware to effect the following: (1) a name change, (2) a 1 for 100 reverse stock split (the “Reverse Split”) of the shares of the Company’s issued and outstanding common stock, par value $0.0001 (the “Common Stock”), and (3) a decrease in the authorized shares of Common Stock of the Company after the Reverse Split.

Effective August 30, 2018, the Company’s name became Blockchain Holdings Capital Ventures, Inc.

Both of the Company’s CUSIP number and trading symbol for its common stock which trades on the OTC will change as a result of the name change. We are submitting the requisite documents and other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change. At such time as we are assigned a new trading symbol and new CUSIP number, we will make a subsequent announcement.

As a result of the Reverse Split, every hundred (100) shares of the Company’s issued and outstanding Common Stock will be combined into one (1) issued and outstanding share of the Company’s Common Stock. There will be no fractional shares. Any fractional shares that would have resulted because of the Reverse Split will be rounded up to the nearest whole share if equal to or greater than one-half (½) of a share and rounded down to the nearest whole share if less than one-half (½) of a share. After the Reverse Split, the authorized shares of Common Stock of the Company will be decreased from four hundred and fifty million (450,000,000) to one hundred and fifty million (150,000,000).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 23, 2018, a majority of the shareholders entitled to vote through a written consent, approved the Company’s name change, the Reverse Split and the designation of certain preferred shares.

On August 28, 2018, a majority of the shareholders entitled to vote through a written consent, approved the decrease in authorized shares of Common Stock of the Company.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit 3.1- Certificate of Amendment to Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: September 5, 2018	By: /s/ Delray Wannemacher
Delray Wannemacher, CEO

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